Exhibit 1.1

Execution Copy

20,000,000 Shares

BGC Partners, Inc.

Class A Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

June 5, 2008

Deutsche Bank Securities Inc.

and

Cantor Fitzgerald & Co.

As Representatives of the Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

and

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Ladies and Gentlemen:

BGC Partners, Inc., a Delaware corporation (formerly named eSpeed, Inc.) (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”), including Cantor Fitzgerald, L.P., a Delaware limited partnership and the majority stockholder of the Company (“Cantor”), each propose to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as the representatives (the “Representatives”) an aggregate of 20,000,000 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.01 par value (the “Class A Common Stock”), of which 10,000,000 shares will be sold by the Company and 10,000,000 shares will be sold by the Selling Stockholders in the amounts set forth on Schedule II. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the

“Sellers.” The Company and Cantor, at the Company’s election, also propose to sell at the Underwriters’ option an aggregate of up to 3,000,000 additional shares of the Company’s Class A Common Stock (the “Option Shares”).

As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

Prior to the execution of this Agreement, Cantor completed a series of reorganization transactions and contributed the Transferred Businesses (as defined in the Separation Agreement (as defined below)) to BGC Partners, LLC (“BGC Partners OldCo”) and its subsidiaries (including BGC Partners, L.P., a Delaware limited partnership (“BGC U.S.”), and BGC Global Holdings, L.P., a Cayman Islands limited partnership (“BGC Global” and, together with BGC U.S., the “Opcos”)) pursuant to the Separation Agreement (the “Separation Agreement”), dated as of March 31, 2008, by and among Cantor, BGC Partners OldCo, BGC U.S., BGC Global and BGC Holdings (the “Separation”). On April 1, 2008, BGC Partners OldCo merged (the “Merger”) with and into the Company, which was renamed “BGC Partners, Inc.,” pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008 (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company contributed certain of its assets and liabilities to the Company’s subsidiaries, including the Opcos. The Company is the general partner of BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”). The Company and BGC Holdings each hold, directly and indirectly, limited partnership interests in the Opcos. Cantor and other limited partners of BGC Holdings hold limited partnership interests of BGC Holdings. In addition, the Company holds, directly and indirectly, the general partner and special voting limited partnership interests of BGC Holdings, and BGC Holdings, directly and indirectly, holds the general partnership interest of each of the Opcos and the special voting limited partnership interest of each of the Opcos.

BGC Partners OldCo and its subsidiaries, including the Transferred Businesses, prior to the Separation and Merger, shall be referred to in this Agreement as the “Predecessor Parties.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the BGC Parties and the Selling Stockholders

(a) The Company, Cantor, the Opcos and BGC Holdings (collectively, the “BGC Parties”), jointly and severally, represent and warrant to each of the Underwriters as follows:

(i) A registration statement on Form S-1 (File No. 333-150308) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

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(ii) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (A) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Preliminary Prospectus dated May 27, 2008 and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the BGC Parties make no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:25 am (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

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“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule IV to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company as listed in Exhibit 21 to Item 16(a) of the Registration Statement (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership or other applicable entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with power (corporate, partnership or other) and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company, that are required by the Commission to be listed in Exhibit 21 to Item 16(a) of the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). The outstanding shares of capital stock, partnership interests, member interests or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, to the extent applicable, are fully paid and non-assessable and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and, other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iv) The outstanding shares of Common Stock (as defined below) of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company and by the Selling Stockholders have been duly authorized and if issued, are or if not yet issued, when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. References herein to Common Stock shall mean collectively, the Company’s Class A Common Stock and the Company’s Class B common stock, $0.01 par value.

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(v) The information set forth in the “Capitalization” section in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms in all material respects to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents and to the requirements of any stock exchange on which the Shares are listed. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise described therein or in this Agreement, the Company has not: (A) issued any securities or incurred any material liability (either individually or in the aggregate) or material obligation (either individually or in the aggregate), direct or contingent, for borrowed money; or (B) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(vi) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the BGC Parties’ knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto, as of their respective dates, the date of this Agreement and as of the Closing Date, do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the BGC Parties make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares pursuant to this Agreement or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

(viii) The BGC Parties have not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below. For the avoidance of doubt, the Custody Agreement, the

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Power of Attorney and the Selling Stockholder Notice and Questionnaire provided by Company to potential selling stockholders does not constitute any such distribution. The Company has filed and will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

(ix)(A) At the time of filing the Registration Statement and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(x) The consolidated financial statements of eSpeed, Inc. and its subsidiaries, the combined financial statements of the BGC Division (as defined in the Registration Statement) and the supplemental consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Financial Statements”), present fairly in all material respects the financial position and the results of operations and cash flows of the applicable entity or division, at the indicated dates and for the indicated periods. Such Financial Statements and related schedules have been prepared in accordance with generally accepted principles of accounting in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data (including any pro forma data) included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the Financial Statements presented therein and the books and records of eSpeed, Inc., the BGC Division and the Company, as applicable. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the BGC Parties, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable. Neither the Company or its subsidiaries has any material liabilities or material obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required by the Commission to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

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(xi) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the supplemental consolidated financial statements of BGC Partners, Inc., the combined financial statements of the BGC Division and the consolidated financial statements of eSpeed, Inc. and its subsidiaries, as the case may be, within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(xii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the BGC Parties or any of the Subsidiaries is aware of (A) any material weakness in its internal control over financial reporting or (B) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xiii) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Market thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has taken all reasonably necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking reasonable steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(xiv) There is no action, suit, claim or proceeding pending or, to the knowledge of the BGC Parties, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would either (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in any of the Financial Statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such

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Financial Statements or described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases with such exceptions that are not material and conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) The Predecessor Parties, the Company and the Subsidiaries have filed all material Federal, state, local and foreign tax returns which have been required to be filed or have properly requested extensions thereof and have paid all material taxes indicated by such returns and all material assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. All material tax liabilities have been adequately provided for in the Financial Statements of the Company, BGC Division or eSpeed, Inc., as applicable, and the BGC Parties do not know of any actual or proposed additional material tax assessments.

(xvii) Since December 31, 2007 (the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus), as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are required to be disclosed and are not disclosed in the Financial Statements of the Company, the BGC Division or eSpeed, Inc., as applicable, which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents, as the case may be, or (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (B), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms required by this Agreement will not conflict with or result in a breach of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, which conflict or breach would have a Material Adverse Effect, (ii) or of the certificate or articles of incorporation or by-laws

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of the Company or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, which conflict or breach would have a Material Adverse Effect.

(xix) The execution and delivery of, and the performance by each of the BGC Parties of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate or limited partnership, as the case may be, action on the part of each of the BGC Parties and this Agreement has been duly executed and delivered by each of the BGC Parties.

(xx) Each United States and non-United States approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (the “FINRA”) or any similar non-United States securities regulatory authority which has jurisdiction over the Company in connection with the offering of the Shares as contemplated by the Registration Statement or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws or similar laws or regulations in the non-United States jurisdictions in which it is intended to offer the Shares for sale) has been obtained or made and is in full force and effect; provided that this representation is limited to those non-United States jurisdictions in which the Company is subject to regulation.

(xxi) The Company and each of the Subsidiaries hold all licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Prospectus, except as would not have a Material Adverse Effect.

(xxii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on the business of the Company and the Subsidiaries taken as a whole in all material respects. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Predecessor Parties, the Company nor any of the Subsidiaries has infringed, misappropriated or otherwise violated and none of the Predecessor Parties, the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity, except where such infringement or conflict has not had, or would not reasonably be expected to have, a Material Adverse Effect. The Company has taken all commercially reasonable steps necessary to secure from its contractors appropriate ownership or license rights in all Intellectual Property necessary to carry on the business of the Company and the Subsidiaries taken as a whole. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be described in the Registration Statement, the General Disclosure Package and the

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Prospectus and are not described in all material respects. Neither the Company nor the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To the Company’s knowledge, none of the technology employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of its officers, directors or employees. To the Company’s knowledge, the technology employed by the Company and its Subsidiaries functions in all material respects in accordance with the documentation provided to the Company’s and its Subsidiaries’ customers. The Predecessor Parties, the Company or its Subsidiaries have not received any written or oral communications alleging that the Predecessor Parties, the Company or its Subsidiaries have violated, infringed or misappropriated, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or misappropriate, any of the Intellectual Property of any other person or entity, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as has not, or would not reasonably be expected to have, a Material Adverse Effect. The BGC Parties know of no infringement by others of Intellectual Property owned by or licensed to the Company or its Subsidiaries, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as has not, or would not reasonably be expected to have, a Material Adverse Effect.

(xxiii) Neither the Company nor to the BGC Parties’ knowledge, any of the BGC Parties’ affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Class A Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act.

(xxiv) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(xxv) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(xxvi) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxvii) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the BGC Parties reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(xxviii) The statements contained in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) under the headings: “Structure of BGC Partners,” “Business—Regulation,” “Business—Capital Requirements,” and “Certain Relationships and Related Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xxix) The statements contained in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) under the heading: “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the Shares or legal matters, agreements, documents or proceedings materially summarize the terms of the Shares and such legal matters, agreements, documents or proceedings in all material respects.

(xxx) The discussion set forth in the Registration Statement and the Prospectus (and any similar section or information, if any, contained in the General Disclosure Package) under the heading: “Certain U.S. Federal Tax Considerations For Non-U.S. Holders of Class A Common Stock,” although it does not purport to discuss all possible U.S. federal income tax considerations of the ownership and disposition of the Class A Common Stock applicable to non-U.S. holders, constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations described therein subject to the limitations and qualifications set forth therein.

(xxxi) To the Company’s knowledge, the operations of the Predecessor Parties, the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and

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applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Predecessor Parties, the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the BGC Parties’ knowledge, threatened.

(xxxii) Neither the Company nor, to the BGC Parties’ knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiii) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(xxxiv) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxv) Other than as a partner, officer, stockholder or employee of Cantor and/or the Company or their subsidiaries, to the BGC Parties’ knowledge, there are no ownership affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement or in any written materials provided by the Company to the Underwriters or their counsel in response to the Underwriters’ or their counsel’s inquiry for compliance with FINRA regulation purposes.

(xxxvi) Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real

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property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the BGC Parties are not aware of any pending investigation which might lead to such a claim that would, individually or in the aggregate, have a Material Adverse Effect.

(xxxvii) To the BGC Parties’ knowledge, except as disclosed in the Registration Statement, Prospectus and the General Disclosure Package, there are no material investigations of any Financial Entity, the Company or any of its Subsidiaries or affiliates that are currently underway by governmental organizations or self-regulatory organizations, including for this purpose routine inquiries as to trading or like matters.

(xxxviii) The Shares have been approved for listing subject to notice of issuance on the Nasdaq Global Market.

(xxxix) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person that are required by the Act and the Rules and Regulations to be described in the Prospectus which have not been described as required by the Act and the Rules and Regulations.

(xl) None of the Predecessor Parties, the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

(xli) As of the date of the initial filing of the Registration Statement referred to in Section 1(a)(i), there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company that are prohibited pursuant to the Sarbanes Oxley Act.

(xlii) None of the information on (or hyperlinked from) the Company’s websites at www.bgcpartners.com or www.espeed.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and the Company does not maintain or support any website other than www.bgcpartners.com, www.espeed.com and the websites related to Cantor and its business that are listed on Schedule VI hereto.

(xliii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

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(xliv) None of the Predecessor Parties, the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Predecessor Parties, the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Predecessor Parties, the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlv) Each of Aqua Securities L.P., BGC Securities, BGC Financial, L.P. and eSpeed Brokerage, L.P. is registered under the Exchange Act as a broker-dealer and is a member in good standing of the FINRA and all other self regulatory organizations of which it is a member; each Subsidiary that is required to be registered under the Exchange Act as a broker-dealer is so registered and is a member in good standing of the FINRA and all other self-regulatory organizations of which it is a member; and to the extent required in connection with their respective businesses, each of the Company and the Subsidiaries is also registered as a broker-dealer in each Federal, state or foreign jurisdiction where such registration is required and a member of each exchange, board of trade, clearing house or association and self-regulatory or similar organization in which such membership is necessary for the conduct of its business as currently conducted.

(xlvi) As to the Company and each Subsidiary, the Company has provided to the Representatives: (A) a complete list of each such entity that acts as a (1) “broker” or “dealer” in securities (as defined in the Securities Act), (2) an investment adviser (as defined in the Investment Advisers Act of 1940 (the “Investment Advisors Act”)), (3) a collective investment fund of any type or registered investment company, (4) a “commodity pool operator,” “commodity trading advisor” or “futures commission merchant” (each as defined in the Commodity Exchange Act), bank or similar entity or insurance company (all such entities in subclauses (A)(1) through (4) are referred to as “Financial Entities” and each a “Financial Entity”); (B) the principal U.S. or non-U.S. governmental scheme under which such entity is regulated; or (C) the basis on which such entity is exempted from registration.

(xlvii) As to each Subsidiary that is a Financial Entity, the Company has provided to the Representatives the current registration forms of such Financial Entity, each of which is complete and correct in all material respects, and each of which has been timely filed with the appropriate regulatory authority.

(xlviii) Except as would not have a Material Adverse Effect, each Subsidiary that is a Financial Entity has in place, and has had in place for the past three years, an appropriate system of legal, regulatory, recordkeeping and financial controls (including for this purpose controls

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relating to the rules of any self-regulatory organization and controls relating to anti-money laundering, privacy and OFAC), and such controls have not discovered any material violation other than as has been disclosed in writing.

(b) Each of the Selling Stockholders severally and not jointly represents and warrants as follows:

(i) Such Selling Stockholder has or will have the right to receive the Firm Shares and, with respect to Cantor, the Option Shares to be sold by such Selling Stockholder, provided that to the extent such Shares are receivable pursuant to such Selling Stockholder’s distribution rights of Cantor (the “Distribution Rights”) assuming acceleration of such Distribution Rights by Cantor, and immediately prior to the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), and assuming the Company removes any restrictions imposed by it on the sale by such Selling Stockholder of Firm Shares or, with respect to Cantor, the Option Shares receivable on exchange of founding partner interests, or exchangeable limited partner interests, as the case may be, of BGC Holdings, such Selling Stockholder will have good and valid title to the Firm Shares and, with respect to Cantor, the Option Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws), to effect the sale and delivery of such Firm Shares and, with respect to Cantor, the Option Shares; and upon the delivery of, against payment for, such Firm Shares and, with respect to Cantor, the Option Shares pursuant to this Agreement, the Underwriters will acquire good and valid title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney and the Custody Agreement referred to below and to perform its obligations under such Agreements, other than the Power of Attorney, in the case of Cantor. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder, other than the Power of Attorney, in the case of Cantor, and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles or public policy. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and the fulfillment by such Selling Stockholder of the terms required by this Agreement will not require such Selling Stockholder to obtain any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not violate or conflict with or result in a breach of (i) the partnership agreement, trust agreement, limited liability company agreement or other constituent document of such Selling Stockholder, if not an individual, or (ii) any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or (iii) any order, rule or

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regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the case of clauses (ii) and (iii) for any such violation, conflict or breach that would not have a material adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement, the Custody Agreement and the Power of Attorney, as applicable, or to consummate the transactions contemplated hereby and thereby.

(iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Class A Common Stock of the Company and, other than as permitted by the Act, such Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

(iv) The sale of the Firm Shares by such Selling Stockholder and, with respect to Cantor, the Option Shares pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The information pertaining to such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is complete and accurate in all material respects.

(v) Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, no consent, approval or waiver is required to be obtained by such Selling Stockholder under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except any such consent, approval, authorization or order which has been duly obtained and is in full force and effect.

(vi) There are no affiliations or associations between any member of the FINRA and such Selling Stockholder or any affiliate of such Selling Stockholder, except as set forth in the Registration Statement, General Disclosure Package and the Prospectus or in the Selling Stockholder Notice and Questionnaire, or except to the extent that any Selling Stockholder is employed by Cantor or any of the broker-dealer entities set forth in Section(a)(xlv) or in any written materials provided by the Company to the Underwriters or their counsel in response to the Underwriters’ or their counsel’s inquiry for compliance with FINRA regulation purposes.

2.	Purchase, Sale and Delivery of the Firm Shares.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $ 7.72 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of

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Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

(b) Certificates in negotiable form and/or book-entry accounts for the total number of the Shares to be sold hereunder by the Selling Stockholders have been or will be immediately prior to the Closing Date or, with respect to Cantor, the Option Closing Date, as the case may be, placed in custody with American Stock Transfer & Trust Company as custodian (the “Custodian”) pursuant to the Custody Agreement executed by each Selling Stockholder for delivery of all Firm Shares and, with respect to Cantor, any Option Shares to be sold hereunder by the Selling Stockholder. Each of the Selling Stockholders specifically agrees that the Firm Shares and, with respect to Cantor, any Option Shares represented by the certificates or book-entry credits held in custody for the Selling Stockholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of an entity Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or, with respect to Cantor, the Option Shares hereunder, certificates or book-entry credits for the Firm Shares or, with respect to Cantor, any Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

(c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account or accounts designated by the Custodian for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates or book-entry credits therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York City time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the Nasdaq Global Market is open for trading and on which banks in New York City are open for business and not permitted by law or executive order to be closed.

(d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and, to the extent of the Company’s election, Cantor, hereby grant an option to the several Underwriters to

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purchase the Option Shares at the price per share as set forth in Section 2(a). The option granted hereby to purchase the Option Shares may be exercised at any time, from time to time (not to exceed two times) in whole or in part by giving written notice (i) at any time before the Closing Date and/or (ii) at any time, thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, Cantor and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and/or Cantor shall be determined by the Company, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and Cantor. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it and for the Option Shares to be sold by Cantor to an account or accounts designated by the Custodian for the shares to be sold by Cantor, in each case, against delivery of certificates or book-entry credits therefor to the Representatives for the several accounts of the Underwriters.

(e) If on the Closing Date, the Selling Stockholders, individually or collectively, fail to sell Firm Shares in an aggregate amount in excess of $20 million which such Selling Stockholders have agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Class A Common Stock to the Underwriters which represents such Firm Shares in an aggregate amount in excess of $20 million which such Selling Stockholders have failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives. If on the Option Closing Date, Cantor fails to sell the Option Shares which Cantor has agreed to sell on such date, the Company agrees that it will sell or arrange for the sale of that number of shares of Class A Common Stock to the Underwriters which represents the Option Shares which Cantor has failed to so sell, or such lesser number as may be requested by the Representatives.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

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It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	Covenants of the Company and the Selling Stockholders.

(a) The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing based on the reasonable opinion of the counsel for the Underwriters or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the earlier of the termination of the offering of the Shares by the Underwriters pursuant to this Agreement or the termination of this Agreement.

(ii) The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (which approval shall not be unreasonably withheld or delayed) (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule IV hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or

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suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(iv) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(v) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, one signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(vi) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus to the extent the offering is not terminated. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

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(vii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(viii) The Company will make generally available to its security holders, as soon as it is practicable to do so, within the time period prescribed by the Rules and Regulations of the Commission, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(ix) Prior to the Closing Date, if available, the Company will furnish to the Underwriters through the Representatives, as soon as final versions have been prepared by or are available to the Company, a copy of any unaudited interim financial statements or pro forma financial statement of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the reports and information described in this subsection (ix) shall only be provided to the Underwriters through the Representatives if such reports and information are not available on the Electronic Data Gathering Analysis and Retrieval (EDGAR) system or the Company’s website.

(x) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives, subject to the following exceptions: the Company and the other BGC Parties may (A) grant options, restricted stock units, REUs of the Company or BGC Holdings and other awards pursuant to the Company’s Long Term Incentive Plan, the Company’s Employee Stock Purchase Plan, the Company’s Incentive Bonus Compensation Plan, the BGC Holdings Participation Plan and the Company’s Deferral Plan; (B) issue shares of Class A Common Stock in connection with acquisitions, stock purchase or similar arrangements, where each recipient signs a Lock-Up Agreement (defined below); (C) issue shares of Common Stock pursuant to the exercise of any warrants or options of the Company or the exchange of any BGC Holdings units outstanding on the date of this

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Agreement; and/or (D) otherwise transfer or dispose of any shares of Common Stock or derivative of Common Stock (or agreement for such) by (1) gift or for other estate planning purposes or (2) a charitable donation or gift or (3) distribution to partners, members or stockholders of the Company or any of the BGC Parties; provided, however, that in the case of a transfer or disposition pursuant to clause (D)(1) or (3) above, other than in the case of Firm Shares or Option Shares being sold pursuant to this Agreement, it shall be a condition to the transfer that the transferee executed a Lock-Up Agreement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

(xi) The Company will use its reasonable efforts to list the Shares on the Nasdaq Global Market.

(xii) The Company has caused each officer and director and specific stockholders of the Company listed on Schedule V to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreement”).

(xiii) The Company and the Opcos shall apply the net proceeds of its sale of the Shares as permitted by the language set forth in the Registration Statement, General Disclosure Package and the Prospectus and the Company shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xiv) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xv) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xvi) The BGC Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(b) Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

(i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities

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convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by such Selling Stockholder otherwise than hereunder or with the prior written consent of the Representatives, subject to the following exceptions: each Selling Stockholder may otherwise transfer or dispose of any shares of Common Stock or derivative of Common Stock (or agreement for such) by (A) gift or for other estate planning purposes, (B) a charitable donation or gift, or (C) distribution to partners, members or stockholders of such Selling Stockholder; provided, however, that in the case of a transfer pursuant to clause (A) or (C) above, other than in the case of Firm Shares or Option Shares being sold pursuant to this Agreement, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this subclause (i). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

(ii) Pursuant to the Underwriters’ reporting and withholding obligations under applicable U.S. Treasury Regulations, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed applicable United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iv) Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(v) During the Prospectus Delivery Period, such Selling Stockholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to such Selling Stockholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

5.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the

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foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; any roadshow expenses relating to air travel (other than cost of full fare first-class air travel on commercial airlines by representatives of the Underwriters); the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Shares; the Listing Fee of the Nasdaq Global Market; the reasonable costs and reasonable expenses associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii); and the expenses, including the reasonable and documented fees and out of pocket disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a)(i) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable and documented out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and

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Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Stephen M. Merkel, general counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Exhibit B hereto.

(c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Exhibit C hereto.

(d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Morgan, Lewis & Bockius LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to the Representatives.

(f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Stuarts Walker Hersant, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters with executed copies for each of the Underwriters, and in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Exhibit D hereto.

(g) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

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(h) The Representatives shall have received at or prior to the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

(i) You shall have received, on each of the dates hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm with respect to the supplemental consolidated financial statements of BGC Partners, Inc., the combined financial statements of BGC Division and the consolidated financial statements of eSpeed, Inc. and its subsidiaries, as the case may be, within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company and the general partner or an appropriate officer of each of the other BGC Parties to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the BGC Parties contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, subject to the qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect;

(iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

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(iv) Such officer has examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) Such officer has examined the Registration Statement and, in his opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) Such officer has examined the Prospectus and, in his opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since December 31, 2007 (the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and Prospectus), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(k) The Representatives shall have received on the Closing Date and, with respect to Cantor, if applicable, the Option Closing Date, as the case may be, a certificate of each Selling Stockholder (executed by an Attorney-in-Fact or Cantor, as applicable) to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The representations and warranties of such Selling Stockholder contained in Section 1 hereof are true and correct as of the Closing Date or, with respect to Cantor, the Option Closing Date, as the case may be, subject to the qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect; and

(ii) Such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

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(l) On the date hereof, the Attorneys-in-Fact for the Selling Stockholders other than Cantor, and Cantor, shall have furnished for review by the Representatives executed copies of the Power of Attorney and Custody Agreement, as applicable.

(m) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(n) The Firm Shares and Option Shares, if any, have been approved for listing upon notice of issuance on the Nasdaq Global Market.

(o) The Lock-Up Agreements described in Section 4(a)(xii) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

If any of the conditions herein provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	Conditions of the Obligations of the Sellers.

The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	Indemnification.

(a) The BGC Parties, jointly and severally, agree:

(1) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities

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(or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering, including in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (“Marketing Materials”), (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any Marketing Materials, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that none of the BGC Parties will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; provided, further, however, that notwithstanding the foregoing, Cantor shall only be liable under this Section 8(a) if, and only to the extent that, the other BGC Parties fail to perform their obligations under this Section 8(a) in full, and only up to such amount equal to the net proceeds received by Cantor pursuant to this Agreement (provided that in no event, shall Cantor’s indemnification obligations under Sections 8(a) and 8(b) in the aggregate be greater than the net proceeds received by Cantor pursuant to this Agreement); and

(2) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Selling Stockholder severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages

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or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any Marketing Material, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any Marketing Materials, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that each Selling Stockholder shall be liable hereunder only with respect to any written information furnished by such Selling Stockholder to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any Marketing Material, and only up to such amount equal to the net proceeds received by such Selling Stockholder pursuant to this Agreement (provided that in no event, shall Cantor’s indemnification obligations under Sections 8(a) and 8(b) in the aggregate be greater than the net proceeds received by Cantor pursuant to this Agreement). This indemnity obligation will be in addition to any liability obligation which the Company may otherwise have and to Cantor’s indemnity obligation under Section 8(a) of this Agreement.

(c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement (including by power of attorney), the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or

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supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable and documented fees and out of pocket disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable and documented fees and out of pocket expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim,

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action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the BGC Parties and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the BGC Parties and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the BGC Parties and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The BGC Parties, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

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(f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. BGC Global hereby consents to the jurisdiction of the courts of the State of New York and personal service with respect thereto. BGC Global agrees that a final judgment in any action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which BGC Global is or may be subject, by suit upon such judgment. BGC Global hereby appoints, without power of revocation, BGC Partners, L.P., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the BGC Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the BGC Parties and the BGC Parties’ respective directors or officers or any person controlling any of the BGC Parties, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the any of the BGC Parties, the BGC Parties respective directors or officers, or any person controlling any of the BGC Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	Default by Underwriters.

(a) If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such

33

Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then, the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such shares on such terms.

(b) If, after giving effect to any arrangement for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Stockholders as provided in subsection (a) above, (i) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (ii) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager and to Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, Attention: Stephen M. Merkel, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel and with a copy to Cantor Fitzgerald, L.P., 110 East 59th Street, New York, New York 10022, Attention: General Counsel; if to the BGC Parties, to BGC Partners, Inc., 499 Park Avenue, New York, New York 10022 Attention: General Counsel, with a copy to Wachtell Lipton Rosen & Katz, 51 West 52nd Street, New York, New York, 10019, Attention: Craig D. Wasserman and Gavin D. Solotar; and if to Cantor as a Selling Stockholder, to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Christopher T. Jensen and George G. Yearsich, and if to any other Selling Stockholder, to the Attorneys-in-Fact at BGC Partners, Inc., 499 Park Avenue, New York, New York 10022, Attention: Stephen M. Merkel and Howard W. Lutnick.

34

11.	Termination.

This Agreement may be terminated by you by notice to the Sellers (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or material change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, materially impair the investment quality of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company or its Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s Class A Common Stock by the Nasdaq Global Market, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 9 of this Agreement.

12.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the BGC Parties and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	Information Provided by Underwriters.

Each of the BGC Parties, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third, ninth, and tenth through sixteenth paragraphs under the caption “Underwriting” in the Prospectus.

35

14.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the BGC Parties or their respective directors or officers or any Selling Stockholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company and the Selling Stockholders acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Stockholders in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Stockholders do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and each of the BGC Parties and the Selling Stockholders (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among each of the BGC Parties, the Selling Stockholders and the several Underwriters in accordance with its terms.

36

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

BGC PARTNERS, INC.

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and Co-Chief Executive Officer

CANTOR FITZGERALD, L.P.

By: CF GROUP MANAGEMENT, INC., its Managing General Partner

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and Chief Executive Officer

BGC PARTNERS, L.P.

By: BGC HOLDINGS, LLC, its Sole General Partner

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Co-Chief Executive Officer

BGC GLOBAL HOLDINGS, L.P.

By: BGC GLOBAL HOLDINGS GP LIMITED, its Sole General Partner

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Director

[Signature Page to Underwriting Agreement, by and among BGC Partners, Inc.,

BGC Partners, L.P., BGC Global Holdings, L.P., BGC Holdings, L.P. and

certain selling stockholders and the representatives of the underwriters]

BGC HOLDINGS, L.P.

By: BGC GP, LLC, its Sole General Partner

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Co-Chief Executive Officer

[Signature Page to Underwriting Agreement, by and among BGC Partners, Inc.,

BGC Partners, L.P., BGC Global Holdings, L.P., BGC Holdings, L.P. and

certain selling stockholders and the representatives of the underwriters]

SELLING STOCKHOLDERS LISTED ON SCHEDULE II (OTHER THAN CANTOR FITZGERALD, L.P.)

By:	/s/ Howard W. Lutnick
Attorney-in-Fact

[Signature Page to Underwriting Agreement, by and among BGC Partners, Inc.,

BGC Partners, L.P., BGC Global Holdings, L.P., BGC Holdings, L.P. and

certain selling stockholders and the representatives of the underwriters]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As a Representative of the several Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By:
Authorized Officer

By:
Authorized Officer

CANTOR FITZGERALD & CO.

As a Representative of the several Underwriters listed on Schedule I

By: Cantor Fitzgerald & Co.

By:	/s/ Howard W. Lutnick
Authorized Officer

[Signature Page to Underwriting Agreement, by and among BGC Partners, Inc.,

BGC Partners, L.P., BGC Global Holdings, L.P., BGC Holdings, L.P. and

certain selling stockholders and the representatives of the underwriters]

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.	10,296,000
Cantor Fitzgerald & Co.[1]	6,435,000
BMO Capital Markets Corp.	1,188,000
CastleOak Securities, L.P.	200,000
Keefe, Bruyette & Woods, Inc.	396,000
Wachovia Securities	1,485,000

Total	20,000,000

[1]

Notwithstanding anything to the contrary contained in this Agreement or in any other agreement, the parties agree that any Shares purchased by Cantor Fitzgerald & Co. pursuant to this Agreement shall be purchased exclusively from the Company, and that for no purposes shall Cantor Fitzgerald & Co. be deemed to have acquired an interest in any other Shares purchased pursuant to this Agreement.

SCHEDULE II

SCHEDULE OF SELLING STOCKHOLDERS

Selling Stockholder	Number of Firm Shares to be Sold
CANTOR FITZGERALD, L.P.	3,926,178
VINCENT AGOGLIA	5,192
KARL ALBENSOEDER	4,387
XAVIER ALCAN	217,380
ANDREW ALDEEN	9,891
DEAN ALDERUCCI	16,194
JOSEPH ALLEGUE	5,454
SEBASTIAN ALOI	6,315
WILLIAM ALSFORD	3,239
ALEX ANASTASIOU	1,619
PETER ANGELI	27,661
THOMAS ANZALONE	9,979
PALIN ARCHER	4,534
ANTHONY ARGYROPOULOS	12,872
OZAN ARNAVUT	4,858
PATRICK ASSEMAN	14,699
BURAK ATALAY	13,375
EDDIE AU	3,252
JEAN-PIERRE AUBIN	63,092
AYAL AVNI	35,352
ADAM BAETU	914
KEITH BAILEY	3,211
CRAIG BANNISTER	6,316
PAUL BANTON	18,475
DOUGLAS BARNARD	18,624
PETER BARTKO	14,251
CHRISTOPHER BARTLETT	4,967
DANIEL BARTLETT	16,728
STEPHEN BARTLETT	20,083
LAWRENCE BAYFORD	14,714
BRIAN BEHRENS	2,025
YASSINE BELGHITI	7,072
MEIR BENAMRAM	1,911
RAYMOND BENNETT	16
PETER BENYIK	7,389

RENAND BERENGUIER	3,822
TODD BERLENT	5,182
RICARDO BERNABEI	2,435
HOLLY BIGMORE	9,375
SIMON BISSETT	5,481
JAMES BLACKSHAW	15,172
DAVID S. BLAKESLEE	5,588
IAN A BLAKESLEE	962
STEPHEN BLAKLEY	857
JONATHAN S. BLUM	5,769
JENNIFER BOCCIO	1,943
JASON BODNER	3,239
JAMES BOND	11,451
GIOVANNI BONOMO	14,998
MATTHEW BRADY	12,049
SHAWN BRAGDON	15,385
WILLIAM BREITSCHMID	1,620
STEVE BRENNER	6,228
CARTER BRERETON	9,615
SEBASTIAN BRITSCHU	3,238
ROBERT BROWN	10,515
DAVID BUIK	1,375
DEAN BURGER	14,662
WARREN BURGER	38,218
KEVIN BURMAN	2,524
JAMES BUSH	10,606
ANTHONY CABRERA	27,852
ANTHONY CACIOPPO	68,166
ROGER CAMPBELL	4,746
THOMAS CANTWELL	3,295
MICHAEL CAPRA	24,089
JOHN CAPUANO	6,478
BRIAN CARTER	5,385
VINCENT CATANZARO	456
STEVEN CAVALIERE	6,315
ANTHONY CENTRELLA	1,923
MAN HIN HENRY CHAN	3,239
PATRICK CHEAH	3,252
SIMON CHIPCHASE	3,238
KEVIN CHRISTIE	12,632
JOOSONG CHUA	5,995
CHUA LEONG CHUAN SIMON	3,238
PHILIP CHUNG	8,162
KEVIN CLARK	20,589

ROBIN CLARK	40,065
WILLIAM G. CLARK	3,077
WILLIAM T. CLARKE JR.	59,335
MATTHEW CLAUS	28,552
JAMES COFFEY	4,687
DARYL COLLYER	100
MICHAEL CONDELLI	4,980
JEROME CONTENSOU	8,098
DAVID COOPER	12,682
STUART COOPER	3,252
BRIAN CORMACK	3,239
SAMUEL CORNEY	3,238
DENNIS CORTES	7,415
GRAHAM COWDREY	3,752
BRYAN COYNE	129,555
CHRISTOPHER W CROSBY	2,885
TIMOTHY CROSS	36,355
MATTHEW CULLING	1,538
CRAIG D. CUMMINGS	37,135
CHRISTOPHER CURRAN	317
JOHN CZARNOWSKI	7,692
CHRISTOPHER DALTON	996
DRYW DANIELSON	11,658
JOHN D’ANTONIO	6,803
DANIEL DAVIES	25,596
CHRISTOPHER DEARBORN	202
YVES DELEPAU	5,178
JAMES DEMARINIS	2,245
BURKE DEMPSEY	24,292
YEVETTE DEPINTO	42,515
JEROME DePRENEUF	3,822
CONRAD DE VELASCO	89
CHRISTOPHER DICKSON	17,611
JOHN DOCKER	5,268
WILLIAM DOCKERY	2,692
JOHN S. DODS	8,615
BRIAN DOHERTY	19,109
MATTHEW DONNELLY	8,097
MIKE DORBANDT	894
STEVEN MICHAEL DOWNHAM	5,972
STEVEN DRUMMOND	4,858
OLIVER DUFEK	8,113
LESLIE EDWARD DYER	36,342
JON ECKERT	103,286

BRIAN EDMONDS	9,615
NEIL EDWARDS	6,640
KARIM EL SALAKAWI	3,238
WILLIAM MERVYN EMUS	1,923
JERRY ENGLISH	5,047
LARRY FABIAN	10,628
MARK FAIRHURST	1,375
MARK FALZONE	20,257
SIMON FERGUSON	4,494
ADRIAN FERNLEY	4,158
MICHAEL FIELD	3,238
EPHRAIM BRIAN FINKELSTEIN	8,097
FRANCIS FIOLEK	6,725
GILBERT FISCHER	8,097
WENDALL P. FLODEEN	3,391
WILLIAM FLYNN	2,915
KEVIN FOLEY	67,368
CORA FONG	3,252
GREGORY FORDE	32,388
NEIL FORDHAM	29,764
JAMES FORMISANO	29,151
RANDY FOWLER	10,714
JEROME FRANK	30,385
PHILIP FREIFELD	2,915
JOSEPH GABOR	1,154
LAWRENCE GAGE	1,116
ROBERT GAME	3,238
JENNIFER GARDNER	72,790
TIMOTHY GARWOOD	13,462
JOHN GATENS	27,852
EDWARD GE	3,348
ANDREW GERALD	10,777
RON GETTO	8,131
CHRISTOPHER GIBSON	7,787
JAMES DARREN GILCHRIST	1,541
JANE GINSBURG	810
MICHAEL GIRARDI	10,567
CARSTEN GIRST	125,109
KATHLEEN T. GIUGGIO	18,968
ADAM GOERN	2,417
SCOTT GOLDEN	13,939
SEAN GOODRICH	19,231
COLM GORMLEY	10,606
BRAD GOWENLOCK	5,242

CHRISTINE GRANDSTAFF	3,462
JOHN F. GRECCO	962
FREDERICK GREGSON	3,238
KEVIN GRIFFIN	24,536
MICHAEL GUZMAN	543
LAWRENCE HAAG	6,461
ANDREW HADDON	100,692
FAHMI HAKURA	73,620
JOHN HALLIDAY	5,481
PAUL HALPIN	25,240
ESSYA HANACHI	9,983
MICHAEL HANDLER	49,798
THOMAS HARDMAN	7,692
YANKEL HASSAN	787
STEVE HATCH	3,750
TONY HERBERT	11,628
STUART HERSCH	15,769
ROBERT HILL	3,334
OLIVIER HOCHBERG	28,240
THOMAS HOGAN	1,620
MARK HOGBEN	8,097
GARY HOM	1,989
ROBERT HUBBELL	385
RONALD HUEBSCH	7,692
ROGER HUGHES	6,124
MICHAEL HULL	6,526
DAVID HURLEY	1,443
EDWARD IANNONE	5,465
JENNIFER JAMES	41,975
CERI JONES	3,211
RILEY JONES	1,154
SYLVAIN JORET	232
RICKY KAM	1,626
BERK KANGAL	13,375
KENT KAROSEN	6,531
DAVID HENRY KENDRICK	7,086
JOSEPH KENNY	18,268
JOHN KERSSE	3,662
EDWARD KESLO	29,151
KEVIN SC KIM	3,252
KEVIN KIRBY	3,077
ROBERT KITCHIN	24,692
DENIS KLOTZ	3,238
LEE KNIGHT	3,247

CHRISTOPHER KNOLL	2,105
CHARLES KNOTT	5,373
DAVID KNOTT	3,846
BEN KOSKAS	1,295
CAROLINE A KOSTER	2,704
DAVID KRAVETTE	7,763
RUMESH KUMARAN	3,978
RICHARD LABENSKI	6,478
JOHN LAIRD	7,320
GARY LAMBERT	8,578
RICK LAMBERT	5,769
MAX LANDGRAF	3,644
HELEN LANGAN	2,187
STEPHEN LARRABEE	4,656
EDWIN LAU	1,626
MELVIN LAU	3,238
EDWARD LAUX	21,736
STEVEN LAWDAY	2,685
WILLIAM LAWHORN	8,401
CHRISTOPHER LEE	18,066
KOOK HUN (CHRIS) LEE	6,477
SHERMAN LEE	3,348
TIMOTHY LEES	3,238
JOHN F LENNON	4,015
BART LEOHNER	769
STEVEN LEWIS	23,632
DOMINICA LI	6,802
ARTHUR LIEW	3,252
AARON LINDBLOM	870
HENRY LO	1,626
MARK LOCKEY	3,238
JEAN-BAPTISTE LOISEAU	3,522
GRACE LOK	1,626
ALICIA LONG	3,239
PETER LOSARDO	3,238
LORD LOVAT INC	192,308
JOSEPH (JAY) LUDOVICO	2,429
JEFFREY LUMBY	17,133
JASON LYONS	8,485
GARY MA	1,538
ANGUS MACKAY	1,619
STEFAN MAGNUSSON	4,048
KITTY MAK	3,872
PATRICK MALCOLM	962

MATTHEW MANCUSO	6,617
JOHN MANNING	7,355
ANTHONY MANZO	18,472
ANTHONY J MANZO	2,953
PHILLIP MARBER	317,527
MICHAEL MARESCA	4,428
HOWARD MARKS	3,822
KEVIN MARKS	1,923
FRANK MASSARO	6,803
JONATHAN MASTERS	9,078
STEVEN MATTEO	13,758
ADAM R MATTESSICH	6,729
CHRISTOPHER MATUCH	432
SUSAN MC BRIDE	10,617
DAVID MCCANN	6,592
COLUM A. McCORMACK	26,167
GERALD MCFADDEN	49,301
SEAN MCGEE	1,923
ROBERT MCKENNA	295
PATRICK MCNELIS	11,658
KEVIN MCNULTY	51,085
MATTHEW MCTAMANEY	16,194
BARRY P. MC TIERNAN	10,051
PAUL MCVEETY	51,823
WAYNE MEISEL	11,969
JOHN MELNYK	3,320
ERIC MEYER	3,237
GEORGE MICHELL	3,248
D’ARCY MIELL	32,640
WILLIAM M. MILLAR	31,831
PAUL MILORA	3,498
CHARLES MICHAEL MIZON	63,877
HYIM MOGILNER	17,651
FRANCIS MOK	1,626
FRANK MONTELEONE	1,680
ROBERT A. MOORE	5,965
SCOTT MOORE	10,248
ALEX MORGAN HUGHES	3,846
THOMAS MORRA	3,012
MARK MORRIS	5,612
PETER MORRIS	5,438
CRAIG MORSE	1,619
NADIM MOURAD	97,140
SUSAN MOYER	6,616

GREGG MULLEN	4,697
JASON MULLEM	12,349
JASON NESBITT	3,218
PARADE NG	1,626
JOSEPH C. NOVIELLO	26,923
ROBERT NUNZIATO	9,449
HEIDI OLSON	3,588
DEAN O’NEIL	1,206
PECK GUAN DAVID ONG	1,732
MARK OSTROFF	4,986
PAUL O’TOOLE	2,834
JORDAN OUIDA	122,597
TOBY PAGE	115,385
ARNOLD PALATNEK	2,429
DEAN PANULLO	8,045
WILLIAM PARRY-OKEDEN	5,466
STEVE PASH	3,238
BIJOY PAUL	16,194
DAVID PEARN	11,345
ROBERT L PELLATI	5,649
KEN PETERSEN	4,858
ALAN PETTIT	3,238
GERARD PHELAN	4,731
PAUL M. PION	13,462
JAMES PITTS	506
VICTOR PONZO	12,469
DENNIS POTTER	14,897
DARREN POULTER	18,750
RICHARD POWELL	3,257
ANDREW H. PRITCHARD	9,809
STEVE PRYOR	16,194
CHRIS PUMA	32,758
RYAN QUINN	4,858
JOERG RAABE	7,702
CHRISTIAN RAJAC	3,822
ARTHUR RASKIN	2,423
GARY LEONARD READ	19,231
CHARLOTTE REDPATH	3,335
KEITH REIHL	21,052
BRETT RICE	891
WILLIAM RICE	13,742
NEIL RILEY	3,238
GEORGE ROBERTS	85
PATRICE ROBIQUET	955

JASON ROGERS	7,954
PAUL ROGERS	14,142
PETER ROGERS	47,126
LAURENCE ROSE	25,075
DAVID A. ROSMARIN	2,617
NICK RUDDELL	32,388
R. JOHN RUDOLPH	18,976
MARK SADLER	2,914
CHRISTOPHER SAGE	3,238
ATSUHIKO SAIKI	755
ANDREW SALE	16,201
JAFFAR SALIM	1,348
DEAN SALMON	25,860
THOMAS SAPIO	22,339
LIONEL SAYAG	5,556
CRAIG SCHNEIDER	6,917
LINDA SCHOFF	2,584
ARNOLD SCHONBRUN	1,677
JACOB W SCHRADER	5,935
SEBASTIAN SCHUETT	211
THOMAS SCOTT	4,858
MICHAEL SECRETAN	25,506
PATRICK SEJEAN	422
PAUL SELBY	5,303
RUSSELL M. SELLEARS	14,865
JAMES SHAFFER	13,926
ANDREW SHAPIRO	5,288
ANDY SHARP	39,811
RICHARD SHARPE	3,211
ALLAN SHAW	21,425
ROBERT SHAW	3,498
MARK SHELTON	1,881
MICHAEL SHEN	4,835
MATTHEW SHIMAITIS	5,769
WON GEUN SHIN	3,109
SUSAN SIMON	4,858
JEAN FRANCOIS SIMZAC	15,537
BHAGWANT SINGH	5,065
JEREMY SINGER	8,097
SARAH SMART	15,478
EDWARD SMITH	3,551
ROBERT MARK SNELLING	1,154
CHRISTOPHER S. SORENSON	1,386
PHILIPPE SOSSAH	955

TIM SPARKES	17,771
MARK SPRING	17,328
CHARLES SQUIRE	13,629
LAURENT St AUBIN	3,822
KEVIN STEINHAUER	405
IAN STOKES	17,125
DANIEL SULLIVAN	3,353
ROBERT SUTTON	3,846
MICHAEL SWEETING	28,523
WARREN PAUL SWICK	7,831
JOHN C. TALANIAN	12,077
KENG SHENG TAN	1,613
BEN TASSELL	6,530
KEVIN TAYLOR	1,619
MICHAEL TERRY	4,858
GUILLAUME THIBAULT	1,911
RAYMOND THIBODEAU	3,239
NICK THOMPSON	35,800
ANGELO TOGLIA	7,774
DANIELE TONDO	13,982
CARL TOSNER	4,491
SALVATORE TRANI	19,438
DRU TRIBBLE	2,692
KEN TRICKER	4,777
KLK TRUST	1,538
ADAM TURNBALL	3,238
ROBERT TWOHIG	2,915
CARMINE URCIUOLI	8,098
PATRICK UZAN	1,574
HAIK VARTANY	54,022
ANDREW VEALE	2,762
STEPHEN VECCHIONE	46,640
THIERRY VERGEAU	10,251
PETER VERITAS	32,388
LEE VICTORY	23,566
JOSEPH VIETRI	9,838
PRASAD VISWAMBHARAN	3,238
VITO VITELLO	11,658
PETER VOLINO	2,125
FRANK B. WALCZAK	4,231
BAJANI WALID	61
RAYMOND WALTON	23,077
PETER JOHN WELLS	12,600
ANDREW WELS	7,662

ANTHONY NEIL WENHAM	1,470
STEVEN WHALE	11,157
OLIVER WHITE	22,023
BRAD WHITENER	2,429
STEVEN WINICK	9,068
PO MING WONG	1,538
REBECCA WONG	9,202
MARK S. WOODCOCK	15,286
DAVID WORK	29,998
HOWARD WRIGHT	24,915
MATTHEW WYANT	4,178
RICHARD YEABSLEY	38,462
RALPH ZAGRABBE	1,154
GRAND TOTAL	10,000,000

SCHEDULE III

PRICING INFORMATION

1. Public offering price: $8.00

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

1. Free Writing Prospectus filed pursuant to Rule 433 with the Commission on June 5, 2008.

SCHEDULE V

LOCK-UP LETTER PARTIES

Cantor Fitzgerald, L.P.

CF Group Management, Inc.

Howard W. Lutnick

Lee M. Amaitis

Shaun D. Lynn

Stephen M. Merkel

Robert K. West

John H. Dalton

Albert M. Weis

Barry R. Sloane

Catherine P. Koshland

SCHEDULE VI

SCHEDULE OF WEBSITES

www.lexnet.com	cantordirect.com
virtualspecialist.net	tw.espeed.com
storagemarkets.com	statements.cantorclearing.com
vmkts.com	jobs.espeed.com
videoipo.net	jobs.cantor.com
www.espeed.com	teamwork.cantor.com
www.cantor.com	www.bgcpartners.com
www.cantortelecom.com	cantorfits.com
cantordata.com	kleos.biz
new.espeed.com	financefone.com
www.creditadmin.espeed.com	www.helixfs.com
www.cantorusa.com	www.castleoaklp.com
www.tradespark.com	www.bgcfx.com
www.bgcantor.com	yups.cantor.com
http://cantorrelief.org	continuity.espeed.com
www.emissionstrading.com	features.espeed.com
equityderivatives.cantor.com	www.aquaequities.com
beta.tradespark.com	demo.lexnet.com
spectrumexchange.com	cantorexchange.com
towerexchange.com	https://www.cantorclearing.com/cancsa/Cantor

EXHIBIT A

FORM OF LOCK-UP AGREEMENT FOR OFFICERS, DIRECTORS

AND STOCKHOLDERS

[Date]

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

and

Deutsche Bank Securities Inc.

and

Cantor Fitzgerald & Co.

As Representatives of the

      Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

and

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., and Cantor Fitzgerald & Co., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), proposes to enter into an Equity Underwriting Agreement (the “Underwriting Agreement”) with BGC Partners, Inc. (the “Company”), Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P., BGC Holdings, L.P. and the Selling Stockholders set forth in Schedule II thereof providing for the public offering by the Underwriters, including the Representatives, of Class A common stock, par value $0.01 (the “Class A Common Stock”), of the Company (the “Public Offering”). References herein to Common Stock shall mean collectively, the Company’s Class A Common Stock and the Company’s Class B common stock, $0.01 par value.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the U.S. Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the effectiveness of the final Prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement or, with respect to sales of shares of Common Stock directly to BGC Partners as described in the Prospectus (as defined in the Underwriting Agreement), shares of Common Stock to the Company, (b) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (c) any or all of the shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock owned by the undersigned on the date of the Underwriting Agreement or Common Stock issuable upon exercise of options or warrants held by the undersigned on the date of the Underwriting Agreement if the transfer is (i) by gift or for other estate planning purposes, (ii) a charitable donation or gift, or (iii) distribution to partners, members or stockholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (c) (i) or (iii) above, other than in the case of Firm Shares or Options Shares (each as defined in the Underwriting Agreement) being sold pursuant to the

Underwriting Agreement, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to June 30, 2008 or if the Underwriting Agreement shall be terminated, this agreement shall be of no further force or effect.

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers:

EXHIBIT B

FORM OF OPINION OF STEPHEN M. MERKEL

[BGC Partners Letterhead]

[•], 2008

Deutsche Bank Securities Inc.

and

Cantor Fitzgerald & Co.

        As representatives of the several Underwriters

c/o Deutsche Bank Securities Inc.

64 Wall Street, 4th Floor

New York, NY 10005

and

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of BGC Partners, Inc., a Delaware corporation (formerly named eSpeed, Inc.) (the “Company”), and as such have acted as counsel to the Company and the other BGC Parties (as defined below) in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and the public offering of, in accordance with the Equity Underwriting Agreement (the “Underwriting Agreement”), dated as of June 5, 2008, by and among the Company, BGC Partners, L.P., a Delaware limited partnership (“BGC U.S.”), BGC Global Holdings, L.P., a Cayman Islands company (“BCC Global”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”), certain stockholders of the Company party thereto (the “Selling Stockholders”), and Deutsche Bank Securities, Inc. and Cantor Fitzgerald & Co., as representatives of the several Underwriters named therein (the “Underwriters”), an aggregate of 10,000,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”), of the Company, by the Company (the “Primary Shares”) and an aggregate of 10,000,000 shares of Common Stock by the Selling Stockholders (the “Secondary Shares”). The Company, Cantor, BGC U.S. and BGC Holdings are collectively referred to herein as the “BGC Parties”. This opinion is rendered to you pursuant to Section 6(b) of the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, agreements, certificates of public officials and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including, among others, the following: (a) the Registration Statement on Form S-1 (Registration No. 333-150308), as filed with the Securities and Exchange Commission, as amended through the date hereof (the “Registration Statement”), (b) the preliminary prospectus dated May 27, 2008, relating to the offering of the Shares, (c) the pricing information included in Schedule III of the Underwriting Agreement, (d) the free writing prospectus dated June 5, 2008, filed pursuant to Rule 433 under the 1933 Act, (e) the prospectus dated June 5, 2008 (the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act, (f) the Underwriting Agreement, (g) the Amended and Restated Certificate of Incorporation of the Company, (h) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (i) a specimen certificate evidencing the Shares as executed by the Company, (j) the resolutions adopted by the Board of Directors of the Company on April 11, 2008, (k) the resolutions adopted by the General Partners of each of BGC U.S., BGC Holdings and Cantor on June 5, 2008, relating to the Underwriting Agreement, (l) the Certificate of Limited Partnership of BGC Holdings and the Certificates of Amendment thereto, (m) the Amended and Restated Limited Partnership Agreement of BGC Holdings, dated as of March 31, 2008, (n) the Certificate of Limited Partnership of BGC U.S. and the Certificates of Amendment thereto, (o) the Amended and Restated Limited Partnership Agreement of BGC U.S., dated as of March 31, 2008, (p) the Certificate of Limited Partnership of BGC Global and the Certificates of Amendment thereto, (q) the Amended and Restated Limited Partnership Agreement of BGC Global, dated as of March 31, 2008, (r) the Certificate of Limited Partnership of Cantor and the Certificates of Amendment thereto, (s) the Amended and Restated Limited Partnership Agreement of Cantor, dated as of May 12, 2008, and (t) Opinion of Stuarts Walker Hersant, dated [•]. I have also examined the certificates and other documents delivered at the Closing and such other corporate records, certificates and other documents as I have deemed necessary or appropriate.

I have relied, to the extent I deem appropriate, on oral advice of the Staff of the U.S. Securities and Exchange Commission and, as to matters of fact, on certificates of responsible officers of the Company, and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the BGC Parties and the Subsidiaries. I have not independently verified such information and assumptions.

I express no opinion herein other than as to (i) the federal securities laws of the United States of America, (ii) the internal laws of the State of New York (excluding any political subdivision), (iii) to the extent expressly stated herein, the General Corporation Law of the State of Delaware (the “DGCL”) and (iv) to the extent relevant to the opinions set forth in (vi), (vii), (viii) and (ix) below, such Federal, state and foreign laws applicable to the Company and its Subsidiaries.

Based on and subject to the foregoing, I am of the opinion that:

(ii) Nothing has come to my attention which leads me to believe that (A) the Registration Statement, at the time it became effective under the 1933 Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the 1933 Act) and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) the Prospectus, or any supplement thereto, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and notes or other financial data (including any pro forma data) included therein, as to which I do not express an opinion).

(iii) Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership or other applicable entity in good standing under the laws of the jurisdiction of its organization, including, to the extent applicable, under the DGCL, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, including, to the extent applicable, under the DGCL; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or except where the failure to be so qualified would not have a Material Adverse Effect; the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each of the Subsidiaries have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company or a Subsidiary, including, to the extent applicable, under the DGCL; and the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances and equities and claims, and other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding, including, to the extent applicable, under the DGCL (in rendering the opinion in this clause, I have relied upon, and believe I am justified in relying upon, opinions of local counsel and in respect of matters of fact, upon certificates of officers of the Company);

(iv) The Company has the authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information, if any, contained in the General Disclosure Package), including, to the extent applicable, under the DGCL; the authorized shares of the Company’s Common Stock have been duly authorized, including, to the extent applicable, under the DGCL; the outstanding shares of the Company’s Common Stock, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable, including, to the extent applicable, under the DGCL; all of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, including, to the extent applicable, under the DGCL; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form, including, to the extent applicable, under the DGCL; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof, including, to the extent applicable, under the DGCL.

(v) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock, including, to the extent applicable, as applicable, under the DGCL; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company, including, to the extent applicable, under the DGCL.

(vi) There is no action, suit, claim or proceeding pending or, to my knowledge, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise, except as would not have a Material Adverse Effect or except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(vii) The statements contained in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) under the headings “Business—Regulation” and “Business—Capital Requirements” insofar as they constitute a summary of the legal matters, agreements, documents or proceedings discussed therein, accurately and fairly summarize such legal matters, agreements, documents or proceedings in all material respects, including, to the extent applicable, under the DGCL.

(viii) Each of Aqua Securities, L.P., BGC Financial, L.P., eSpeed Brokerage, L.P. and BGC Securities is registered as a broker-dealer under the Exchange Act and in each Federal, state or foreign jurisdiction where such registration is required and a member in good standing of FINRA and each exchange, board of trade, clearing house or association and self-regulatory or similar organization in which such membership is necessary for the conduct of its business as currently conducted;

(ix) To my knowledge, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from Federal, state and foreign governmental and regulatory authorities, including, to the extent applicable, under the DGCL, which are necessary to the conduct of their businesses as described in the Prospectus, except as would not have a Material Adverse Effect;

(x) The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated herein (including without limitation, the sale of the Shares) do not and will not (A) conflict with, violate or result in a breach of, or default under, any agreement, lease, contract, indenture or other instrument or obligation to which the Company, any of the Subsidiaries is a party or by which the Company, any of the Subsidiaries may be bound, except as could not reasonably have a Material Adverse Effect or (B) conflict with any law, order, rule or regulation judgment, order, writ or decree applicable to the Company, any of the Subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over any of the foregoing, including, to the extent applicable, under the DGCL, except as could not reasonably be expected to have a Material Adverse Effect. The execution and delivery of the Underwriting Agreement and the consummation by Cantor of the transactions contemplated by the Underwriting Agreement and the fulfillment by Cantor of the terms required by the Underwriting Agreement will not violate or conflict with or result in a breach of (x) the partnership agreement of Cantor, or (y) any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Cantor is a party, or (z) any order, rule or regulation applicable to Cantor of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, including, to the extent applicable, under the DGCL, except in the case of clauses (y) and (z) for any such violation, conflict or breach that would not have a material adverse effect on the ability of Cantor to perform its obligations under the Underwriting Agreement, the Custody Agreement and the Power of Attorney, as applicable, or to consummate the transactions contemplated hereby and thereby.

(xi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries each own or possess the right to use all Intellectual Property necessary to carry on the business of the Company and the Subsidiaries taken as a whole in all material respects. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Predecessor Parties, the Company nor any of the Subsidiaries has infringed, misappropriated or otherwise violated and none of the Predecessor Parties, the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity, except where such infringement or conflict has not had, or would not reasonably be expected to have, a Material Adverse Effect. The Company has taken all commercially reasonable steps necessary to secure from its contractors appropriate ownership or license rights in all Intellectual Property necessary to carry on the business of the

Company and the Subsidiaries taken as a whole. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described in all material respects. Neither the Company nor the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. To my knowledge, none of the technology employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of its officers, directors or employees. To my knowledge, the technology employed by the Company and its Subsidiaries functions in all material respects in accordance with the documentation provided to the Company’s and its Subsidiaries’ customers. The Predecessor Parties, the Company or its Subsidiaries have not received any written or oral communications alleging that the Predecessor Parties, the Company or its Subsidiaries have violated, infringed or misappropriated, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or misappropriate, any of the Intellectual Property of any other person or entity, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as has not, or would not reasonably be expected to have, a Material Adverse Effect. I know of no infringement by others of Intellectual Property owned by or licensed to the Company or its Subsidiaries, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as has not, or would not reasonably be expected to have, a Material Adverse Effect (in rendering the opinion in this clause, I have relied upon, and believe I am justified in relying upon, opinions of local counsel (not including jurisdictions for which I am opining) and in respect of matters of fact, upon certificates of officers of the Company).

In addition, all of the opinions expressed herein are subject to the following assumptions, limitations and qualifications: I have assumed with your consent that (1) each signatory to the Underwriting Agreement (other than the BGC Parties) is duly organized, validly existing and in good standing under the jurisdiction of its organization and has all the necessary power and authority under applicable federal, state and foreign law to enter into such agreement and perform its respective obligations thereunder and (2) the Underwriting Agreement has been duly authorized, executed and delivered by each signatory thereto (other than the BGC Parties) and represents the valid and binding obligation of each signatory thereto (other than the BGC Parties), enforceable against such other party in accordance with its terms.

This opinion is furnished by me to you the Underwriters, and is solely for your benefit, and is not to be otherwise used, circulated or relied upon without my express written consent. This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or relied upon by, nor a copy of this opinion provided to, any other person, entity, firm or corporation for any purpose without my prior written consent (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

The opinions contained herein are limited to the matters expressly stated herein and are given as of the date hereof only, and no opinion may be inferred or may be implied beyond the matters expressly stated herein and you acknowledge that I have no obligation to, and will not, update any such opinion provided herein.

Very truly yours,

EXHIBIT C

FORM OF OPINION OF WACHTELL, LIPTON, ROSEN & KATZ

[WLRK Letterhead]

[—], 2008

Deutsche Bank Securities Inc.

and

Cantor Fitzgerald & Co.

As representatives of the several Underwriters

c/o Deutsche Bank Securities Inc.

64 Wall Street, 4th Floor

New York, NY 10005

and

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Ladies and Gentlemen:

We have acted as special counsel to BGC Partners, Inc., a Delaware corporation (formerly named eSpeed, Inc.) (the “Company”) and the other BGC Parties (as defined below), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and the public offering of, in accordance with the Equity Underwriting Agreement (the “Underwriting Agreement”), dated as of June 5, 2008, by and among the Company, BGC Partners, L.P., a Delaware limited partnership (“BGC U.S.”), BGC Global Holdings, L.P., a Cayman Islands company (“BCC Global”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”), certain stockholders of the Company party thereto (the “Selling Stockholders”), and Deutsche Bank Securities, Inc. and Cantor Fitzgerald & Co., as representatives of the several Underwriters named therein (the “Underwriters”), an aggregate of 10,000,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”), of the Company, by the Company (the “Primary Shares”) and an aggregate of 10,000,000 shares of Common Stock by the Selling Stockholders (the “Secondary Shares”). The Company, Cantor, BGC U.S. and BGC Holdings are collectively referred to herein as the “BGC Parties”. This opinion is rendered to you pursuant to Section 6(c) of the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with rendering this opinion letter, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, agreements, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, among others, the following: (a) the Registration Statement on Form S-1 (Registration No. 333-150308), as filed with the Securities and Exchange Commission, as amended through the date hereof (the “Registration Statement”), (b) the preliminary prospectus dated May 27, 2008, relating to the offering of the Shares, (c) the pricing information included in Schedule III of the Underwriting Agreement, (d) the free writing prospectus dated June 5, 2008, filed pursuant to Rule 433 under the 1933 Act, (e) the prospectus dated June 5, 2008 (the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act, (f) the Underwriting Agreement, (g) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), (h) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), (i) a specimen certificate evidencing the Shares as executed by the Company, (j) the resolutions adopted by the Board of Directors of the Company on April 11, 2008, relating to the issuance of the Shares, (k) the resolutions adopted by the General Partners of each of BGC U.S., BGC Holdings and Cantor on June 5, 2008, relating to the Underwriting Agreement, (l) the Certificate of Limited Partnership of BGC Holdings and the Certificates of Amendment thereto (collectively, the “BGC Holdings Certificate”), (m) the Amended and Restated Limited Partnership Agreement of BGC Holdings, dated as of March 31, 2008 (the “BGC Holdings Limited Partnership Agreement”), (o) the Certificate of Limited Partnership of BGC U.S. and the Certificates of Amendment thereto (collectively, the “BGC U.S. Certificate”), (p) the Amended and Restated Limited Partnership Agreement of BGC U.S., dated as of March 31, 2008 (the “BGC U.S. Limited Partnership Agreement”), (q) the Certificate of Limited Partnership of BGC Global and the Certificates of Amendment thereto, (r) the Amended and Restated Limited Partnership Agreement of BGC Global, dated as of March 31, 2008, (s) the Certificate of Limited Partnership of Cantor and the Certificates of Amendment thereto (collectively, the “Cantor Certificate”), and (t) the Amended and Restated Limited Partnership Agreement of Cantor, dated as of May 12, 2008 (the “Cantor Limited Partnership Agreement”). We have also examined the certificates and other documents delivered at the Closing and such other corporate records, certificates and other documents as we have deemed necessary or appropriate.

We have relied, to the extent we deem appropriate, on oral advice of the Staff of the U.S. Securities and Exchange Commission and, as to matters of fact, on certificates of responsible officers of the Company, and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the BGC Parties and upon the representations and warranties of the BGC Parties contained in the Underwriting Agreement, except with respect to matters upon which we express an opinion herein. We have not independently verified such information and assumptions.

Members of our firm are admitted to the Bar in the State of New York, and the opinions expressed in this letter are limited to the effects of (i) the federal securities laws of the United States of America, (ii) the internal laws of the State of New York (excluding any political subdivision), (iii) to the extent expressly stated herein, the General Corporation Law of the State of Delaware (the “DGCL”), and (iv) to the extent relevant to the opinion set forth in (v) below with respect to the statements set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) under the caption “Certain U.S. Federal Tax Considerations For Non-U.S. Holders of Class A Common Stock”, the United States federal income tax laws. The laws referred to in subsections (i), (ii) and (iii) of the preceding sentence shall be referred to herein as the “Applicable Laws”.

Based on and subject to the foregoing, we are of the opinion that:

(i) The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order proceedings with respect thereto and to our knowledge, no proceeding for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or threatened under the 1933 Act.

(ii) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder (other than the financial statements and related schedules and notes or other financial data (including any pro forma data), as to which we do not express an opinion).

(iii) The statements contained in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) under the headings “Structure of BGC Partners” and “Certain Relationships and Related Transactions” insofar as they constitute a summary of the legal matters (including, to the extent applicable, under the DGCL), agreements, documents or proceedings discussed therein, accurately and fairly summarize such legal matters, agreements, documents or proceedings in all material respects.

(iv) The statements contained in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) under the heading “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the Shares or legal matters, agreements, documents or proceedings materially summarize the terms of the Shares and such legal matters, agreements, documents or proceedings in all material respects, including, to the extent applicable, under the DGCL.

(v) The discussion set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) under the heading “Certain U.S. Federal Tax Considerations For Non-U.S. Holders of Class A Common Stock”, although it does not purport to discuss all possible U.S. federal income tax considerations of the ownership and disposition of the Class A Common Stock applicable to non-U.S. holders, constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations described therein subject to the limitations and qualifications set forth therein.

(vi) We do not know of any contracts or documents required by the 1933 Act and the Rules and Regulations to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus which are not so filed or described as required by the 1933 Act and the Rules and Regulations, and such contracts and documents as are summarized in the Registration Statement, the General Disclosure Package or the Prospectus are accurately and fairly summarized in all material respects.

(vii) The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

(viii) Each of BGC U.S., BGC Holdings and Cantor has been duly organized under the laws of the State of Delaware and is in good standing, with power and authority to own or lease its properties and conduct its business as described in the Prospectus.

(ix) Each of the Company, BGC U.S., BGC Holdings and Cantor has the power and authority to execute and deliver the Underwriting Agreement, including, to the extent applicable, pursuant to the DGCL, and to consummate the transactions contemplated thereby.

(x) The Primary Shares have been duly authorized by the Company pursuant to the DGCL and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable under the DGCL and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Company’s Certificate of Incorporation or the Company’s Bylaws.

(xi) The Underwriting Agreement has been duly authorized, executed and delivered, including, to the extent applicable, pursuant to the DGCL, by each of the Company, BGC U.S., BGC Holdings and Cantor.

(xii) The Underwriting Agreement has been duly executed and delivered by BGC Global, solely to the extent such execution and delivery are governed by the laws of the State of New York.

(xiii) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not (A) conflict with or violate any of the terms or provisions of the Certificate of Incorporation, the Bylaws, the BGC Holdings Certificate, the BGC Holdings Limited Partnership Agreement, the BGC U.S. Certificate, the BGC U.S. Limited Partnership Agreement, the Cantor Certificate or the Cantor Limited Partnership Agreement, or (B) violate or conflict with, or result in any contravention law, order, rule or regulation judgment, order, writ or decree applicable to the Company, any of the Subsidiaries or Cantor of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction (including, to the extent applicable, the DGCL), which conflict would have a Material Adverse Effect (except that we express no opinion as to federal or state security or the Financial Industry Regulatory Authority (the “FINRA”) or any similar non-United States securities regulatory authority which has jurisdiction over the Company in connection with the offering of the Shares as contemplated by the Registration Statement or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws or similar laws or regulations in the non-United States jurisdictions in which it is intended to offer the Shares for sale with respect to this subparagraph).

(xiv) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body (including, to the extent applicable, the DGCL) is necessary in connection with the execution and delivery of the Underwriting Agreement and the consummation of the transactions therein contemplated (except such additional steps as may be required by the FINRA or any similar non-United States securities regulatory authority which has jurisdiction over the Company in connection with the offering of the Shares as contemplated by the Registration Statement or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws or similar laws or regulations in the non-United States jurisdictions in which it is intended to offer the Shares for sale as to which we do not express an opinion) except such as have been obtained or made, specifying the same.

We have participated with officers and representatives of the BGC Parties, representatives of the independent accountants of the Company and you and your representatives in conferences and discussions in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and amendments or supplements thereto, but have not independently verified the accuracy, completeness or fairness of the statements contained therein and the limitations inherent in our examination and the knowledge made available to us are such that we are unable to assume, and do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraphs (iii), (iv), (v) and (vi) of this opinion).

Although we have not verified, are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the General Disclosure Package, except for those referred to in paragraphs (iii), (iv), (v) and (vi) of this opinion, nothing has come to our attention which lead us to believe that (A) the Registration Statement, at the time it became effective under the 1933 Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the 1933 Act) and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the General Disclosure Package, as of the Applicable Time (other than the financial statements and related schedules and notes or other financial data (including any pro forma data) included therein, as to which we do not express an opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) the Prospectus, as of its date and as of the date hereof (other than the financial statements and related schedules and notes or other financial data (including any pro forma data) included therein, as to which we do not express an opinion), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, all of the opinions expressed herein are subject to the following assumptions, limitations and qualifications:

(a) We have assumed with your consent that (1) each signatory to the Underwriting Agreement (other than the Company, BGC U.S., BGC Holdings and Cantor) is duly organized, validly existing and in good standing under the jurisdiction of its organization and has all the necessary power and authority under applicable federal, state and foreign law to enter into such agreement and perform its respective obligations thereunder, (2) the Underwriting Agreement has been duly authorized, executed and delivered by each signatory thereto (other than the Company, BGC U.S., BGC Holdings and Cantor) and represents the valid and binding obligation of each signatory thereto (other than the Company, BGC U.S., BGC Holdings and Cantor), enforceable against such other party in accordance with its terms and (3) all of the representations and warranties contained in the Underwriting Agreement, with respect to factual (but not legal) matters, are accurate, true and correct; and

(b) Our opinion set forth in paragraph (xiv) above is based upon our consideration of only those federal statutes, rules and regulations which, in our experience, are normally applicable to securities underwriting transactions.

This opinion is furnished by us as special counsel for the Company to you the Underwriters, and is solely for your benefit, and is not to be otherwise used, circulated or relied upon without our express written consent. This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or relied upon by, nor a copy of this opinion provided to, any other person, entity, firm or corporation for any purpose without our prior written consent (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction). The opinions contained herein are limited to the matters expressly stated herein and are given as of the date hereof only, and no opinion may be inferred or may be implied beyond the matters expressly stated herein and you acknowledge that we have no obligation to, and will not, update any such opinion provided herein.

* * * *

Any U.S. federal income tax statements contained herein are not confidential, and nothing herein shall limit the disclosure of the U.S. federal income tax treatment, tax structure or any tax strategy in connection with the registration under the 1933 Act, and the public offering of, in accordance with the Underwriting Agreement, an aggregate of 10,000,000 Primary Shares and an aggregate of 10,000,000 Secondary Shares.

Any tax advice contained in this opinion (1) was not intended or written to be used, and cannot be used, for the purposes of avoiding penalties and (2) was written to support the promotion or marketing of a transaction. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

* * * *

Very truly yours,

EXHIBIT D

FORM OF OPINION OF STUARTS WALKER HERSANT

DRAFT OPINION LETTER

Deutsche Bank Securities Inc.

And

Cantor Fitzgerald & Co.

As Representatives of the

      Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

and

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

[10] June 2008

Dear Sirs

Re: BGC Global Holdings, L.P. (the “Partnership”)

We have acted as counsel as to Cayman Islands law to the Partnership, a Cayman Islands exempted limited partnership, and to BGC Global Holdings GP Limited, the Partnership’s

general partner (the “General Partner”), a Cayman Islands exempted company, in connection with the entering into of an Equity Underwriting Agreement among the General Partner for and on behalf of the Partnership, BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P. BGC Holdings, L.P. and the Selling Stockholders listed on schedule II thereto and you, as representatives of the several underwriters named in Schedule I thereto (each an “Underwriter” and, collectively, the “Underwriters”) dated [4] June 2008 (the “Underwriting Agreement”).

Documents

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.	the certificate of incorporation and memorandum and articles of association of the General Partner;

2.	the certificate of registration of the Partnership as an exempted limited partnership under section 9 of the Exempted Limited Partnerships Law (2007 Revision) (the “Law”);

3.	the resolutions of the board of directors of the General Partner dated [4] June 2008 and the corporate records of each of the General Partner and the Partnership maintained at their respective registered offices in the Cayman Islands;

4.	the initial Limited Partnership Agreement dated 7 December 2006 and the draft Amended and Restated Limited Partnership Agreement dated 31 March 2008 between the General Partner and each of the limited partners named therein (collectively the “Partnership Agreement”);

5.	the Certificate of Good Standing in relation to the General Partner issued by the Registrar of Companies dated [9] June 2008;

6.	the Certificate of Good Standing in relation to the Partnership issued by the Registrar of Exempted Limited Partnerships dated [9] June 2008 (together with the Certificate of Good Standing in relation to the General Partner referred to as the “Certificates of Good Standing”);

7.	the Certificate of the General Partner dated [10] June 2008, a copy of which is attached hereto (the “General Partner’s Certificate”); and

8.	The following transaction documents entered into or to be entered into by the Partnership:

a.	The Underwriting Agreement;

b.	Services of Process Agent letter dated [10] June 2008 between the General Partner for and on behalf of the Partnership and BGC Partners, L.P;

c.	such other documents as we have considered necessary for the purposes of rendering this opinion.

(the document listed in paragraphs 8(a) to 8(b) above inclusive are collectively referred to in this opinion as the “Documents”).

Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force at the date of this opinion. In giving this opinion, we have relied (without further verification) as to matters of facts and not legal conclusions upon the accuracy of the General Partner’s Certificate and the Certificates of Good Standing. We have relied upon the following assumptions, which we have not independently verified:

1.	the Documents have been or, as the case may be, will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the General Partner acting on behalf of the Partnership and the General Partner acting on its own behalf, as a matter of Cayman Islands law), in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.	the Documents are, or will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under New York law and all other relevant laws (other than the laws of the Cayman Islands);

3.	the choice of New York law as the governing law of the Documents has been made in good faith and is a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

4.	the choice of Cayman Islands law as the governing law of the Partnership Agreement has been made in good faith;

5.	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

6.	all signatures, initials and seals are genuine;

7.	the power, authority and legal right of all parties under all relevant laws and regulations (other than, as a matter of Cayman Islands law, the Partnership, the General Partner acting on behalf of the Partnership and the General Partner acting on its own behalf) to enter into, execute, deliver and perform their respective obligations under the Partnership Agreement and the Documents;

8.	that at all times the affairs of each of the General Partner and the Partnership will be conducted in accordance with the Partnership Agreement and strictly within the provisions of the Law; and

9.	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York.

Opinions

Based upon, and subject to, the foregoing and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.	The General Partner has been duly incorporated as an exempted company and is validly existing and in good standing under the laws of the Cayman Islands. The General Partner can sue and can be sued in its own name under the laws of the Cayman Islands.

2.	The General Partner has the power and authority under its memorandum and articles of association to enter into execute and perform its obligations under the Partnership Agreement.

3.	The execution and delivery by the General Partner of the Partnership Agreement and the performance of the terms and conditions thereof does not conflict with or result in a breach of any of the terms or provisions of the memorandum or articles of association of the General Partner or any order, law, public rule or regulation applicable to it currently in force in the Cayman Islands.

4.	The Partnership has been duly established and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

5.	The Partnership acting through the General Partner has all requisite capacity, power and authority under the Partnership Agreement to enter into and perform its obligations under the Documents.

6.	The execution and delivery by the General Partner on behalf of the Partnership and the Partnership’s performance of its obligations under the Documents will not conflict with or result in a breach of any of the terms of provisions of the Partnership Agreement or any order, law, public rule or regulation applicable to the General Partner or the Partnership currently in force in the Cayman Islands.

7.	The Partnership Agreement has been authorised and duly executed by the General Partner.

8.	Each of the Documents have been authorised and duly executed by the General Partner as the general partner of the Partnership.

9.	Each of the Documents constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

10.	No authorisations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies, courts or other official bodies in the Cayman Islands in connection with:

a.	the execution, creation or delivery by the General Partner and the Limited Partners of the Partnership Agreement or the Documents;

b.	subject to the payment of the appropriate stamp duty, enforcement of the Partnership Agreement or the Documents; or

c.	the performance by the General Partner of its obligations under the Partnership Agreement or the performance by the Partnership acting through the General Partner of the Documents.

11.	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

a.	the execution or delivery by the General Partner and the Limited Partners of the Partnership Agreement or the Documents;

b.	the enforcement of the Documents;

c.	payments made under, or pursuant to the Documents.

12.	The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

13.	The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Documents and the choice of Cayman Islands law as the governing law of the Partnership Agreement.

14.	Based solely on our inspection of the Register of Writs and Other Originating Process maintained by the Clerk of the Grand Court in the Cayman Islands, there were no actions pending against the Partnership or the General Partner in the courts of the Cayman Islands as at the close of business, Cayman time on [9] June 2008.

15.	Under the laws of the Cayman Islands, the submission of the General Partner for and on behalf of the Partnership to the jurisdiction of any New York State or Federal court sitting in the City of New York and the appointment of BGC Partners, L.P. as its authorised agent for the purposes described in Section 8 (f) of the Underwriting Agreement are valid and binding; and service of process effected in the manner set forth in Section 8 (f) of the Underwriting Agreement will be effective under the laws of the Cayman Islands to confer personal jurisdiction over the General Partner for and on behalf of the Partnership, assuming this to be the case under the laws of New York.

16.	Although there is no statutory enforcement in the Cayman Islands of foreign judgments in the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

a.	is given by a competent foreign court;

b.	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

c.	is final;

d.	is not in respect of taxes, a fine or a penalty; and

e.	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

17.	It is not necessary to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Partnership Agreement or the Documents that any document be filed, recorded or enrolled with any governmental department or other authority in the Cayman Islands.

Qualifications

The opinions expressed above are subject to the following qualifications:

1.	The term “enforceable” whenever used in this opinion means that the obligations assumed by the General Partner and the Partnership under the relevant instrument are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

a.	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

b.	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

c.	some claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off, counterclaim, estoppel and similar defenses;

d.	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

e.	the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary accordingly to the currency of the judgment. If the Partnership becomes insolvent or the partners are made subject to an insolvency proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Partnership. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

f.	obligations to make payments that may be regarded as penalties will not be enforceable; and

g.	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Documents in matters where they determine that such proceedings may be tried in a more appropriate forum.

2.	Cayman Islands stamp duty may be payable if the Partnership Agreement or the Documents are brought to or executed in the Cayman Islands.

3.	To maintain the General Partner and the Partnership in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies and the Registrar of Exempted Limited Partnerships.

4.	The obligations of the General Partner or the Partnership may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

5.	Under the laws of the Cayman Islands any term of the Partnership Agreement may be amended orally or by conduct by the parties thereto, notwithstanding any provision to the contrary contained therein.

6.	Section 4(3) of the Law requires a general partner of an exempted limited partnership to act at all times in good faith in the interests of that partnership. We reserve our opinion to the extent that any provision of the Partnership Agreement purports to waive or reduce that responsibility.

7.	Any provision of the Partnership Agreement purporting to impose obligations on or grant rights to a person who is not party to the Partnership Agreement (a “third party”) is unenforceable by or against that third party.

8.	In the case of an exempted limited partnership formed under the Law the general partner(s) are liable for partnership debts (i.e. debts validly contracted by them on behalf of the partnership) to the extent the partnership assets are insufficient to meet those debts, and the liability of the limited partners is limited to the extent provided in the Law. The general partner(s) (in the case of an exempted limited partnership) enter into all agreements on behalf of the exempted limited partnership under general legal principles of agency as modified by the terms of the partnership agreement and the Partnership Law (2002 Revision). Under the terms of the Law, any property of the exempted limited partnership which is conveyed to or vested in or held by the general partner (and if more than one then by the general partners jointly upon trust) is an asset of the exempted limited partnership in accordance with the terms of the partnership agreement.

9.	A Limited Partner shall not be liable for the debts or obligations of the Partnership except in the following circumstances:

a.	a Limited Partner expressly undertakes liability for the debts and obligations of the Partnership under the Partnership Agreement;

b.	a Limited Partner who takes part in the conduct of the business of the Partnership with third parties will be liable for all debts and obligations of the Partnership for the period during which he takes part in the conduct of the business as though he were for such period a General Partner, provided that his liability is to persons who transacted business with the Partnership during such period with actual knowledge of such participation and who then reasonably believe such Limited Partner to be a general partner; and/or

c.	a Limited Partner is liable to refund the Partnership together with simple interest at the rate of 10% per annum (calculated on a daily basis) in respect of any capital contribution, or part thereof, returned to him (including a waiver of contribution) for a period of six months from the date of receipt by him if, at the time of, or immediately following such return of capital, the Partnership was not solvent.

10.	A certificate, determination, calculation or designation of any party to the Partnership Agreement or the Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

11.	In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand court Rules Order 62.

12.	Under Section 15(2) of the Law, on application by a partner or creditor, the Cayman Islands court may decree dissolution of an exempted limited partnership and may make such orders and give such directions for the winding up of its affairs as may be just and equitable. Although there is no decided authority on the point, we express reservations as to the enforceability of an undertaking of a partner not to dissolve the Partnership if upon application of a partner the Cayman Islands court were to hold it just and equitable to make an order for the dissolution of the Partnership.

13.	Section 7(7)(a) of the Law provides that no limited partner may, save with the prior written consent of at least one general partner (which may be withheld in the sole discretion of such general partner notwithstanding any express or implied term of the partnership agreement to the contrary), assign either absolutely or by way of mortgage the whole or any part of his partnership interest. Subject to such consent, an assignee shall, to the extent of such assignment, become a limited partner with the rights and subject to the obligations of the assignor (and, subject as set forth below, wholly or partly in place of and to the exclusion of the assignor as the case may be) in accordance with the partnership agreement and the Law.

14.	Section 15(1) of the Law provides that a partnership shall not be dissolved by an act of the partners until a notice of dissolution signed by a general partner has been filed with the Registrar of Exempted Limited Partnerships. In the event of death, insanity, retirement, bankruptcy, commencement of liquidation proceedings, resignation, insolvency or dissolution of the sole or last remaining general partner of the partnership the partnership will be automatically dissolved under s.15(3) of the Law subject to the proviso that, if within ninety days of such date of dissolution, the limited partners unanimously elect one or more new general partners, the business of the exempted limited partnership is not required to be wound up but may be assumed and continued as provided for in the partnership agreement.

15.	We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

16.	We express no view as to the commercial terms of the Documents or whether such terms represent the intentions of the parties, and make no comment with regard to the representations which may be made by the General Partner or the partners.

17.	Legal proceedings against an exempted limited partnership may be instituted in the name of the general partner(s) or in the partnership’s name.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon the commercial terms of the transactions contemplated by the Documents.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given to the persons to whom it is addressed for their sole benefit and the benefit of their legal advisers acting in that capacity in relation to this transaction. Except with our written consent, it is not to be disclosed to or relied upon by any other person (other than by your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction). We bring to your attention that our maximum aggregate liability in respect of all claims for breach of contract or breach of duty or fault or negligence or otherwise arising out of or in connection with this opinion shall be limited to the lesser of three times the professional fees recovered by us in providing this opinion and the total amount of our professional indemnity insurance cover available from time to time.

This opinion only relates to the laws of the Cayman Islands as we presently understand them and is given on the basis that the opinion will be governed by and construed in accordance with the laws of the Cayman Islands and that the Cayman courts will have exclusive jurisdiction in relation to any matter arising out of it. We have made no investigation of any laws other than the laws of the Cayman Islands and do not express or imply any opinion on any such laws.

This opinion is given as at the date shown at the top of this letter. We have no continuing obligation under the terms of this opinion to inform you of changes of law or fact occurring after the date of this letter or of facts of which we become aware after such date.

Yours faithfully

STUARTS WALKER HERSANT